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                                EXHIBIT 10.31

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                           STOCK PURCHASE AGREEMENT


     This Agreement made as of this 1st day of October 1996, by and between Franz Scheurl, residing at Anton Beilhack Strasse 7, W-83278 Traunstein, Germany ("Seller") and Fossil, Inc., a Delaware, U.S.A. corporation ("Buyer").

     A. Seller currently is the registered owner of 3791 shares of common stock (the "Shares") of Fossil Europe, B.V., a Dutch corporation (the "Company"); and

     B. Seller wishes to sell, and Buyer wishes to buy, the Shares on the following terms and conditions.

     NOW, THEREFORE, the parties agree as follows:

     1. PURCHASE AND SALE OF SHARES. Seller agrees to sell and Buyer agrees to purchase from Seller all of the Shares, which constitute all of the ownership interest of Seller in the Company.

     2. PURCHASE PRICE. The consideration to be paid by Buyer to Seller for the Shares is as follows:

     1)  USD $1,000,000 payable in cash or check by Buyer;

     2) 50,000 shares of common stock of Fossil, Inc. (unregistered and nontransferable); and

     3) 20,000 options to purchase an equivalent number of shares of Fossil, Inc. common stock at a purchase price of USD $11.75 per share, substantially in the form of agreement attached as Exhibit A.

Upon payment of the purchase price by Buyer, Seller shall deliver to Buyer a certificate representing all of the Shares, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, or such other documents as may be necessary or required in order to transfer the Shares to Buyer.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents, warrants and covenants to Buyer as set forth below:

               3.1 OWNERSHIP OF SECURITIES. Seller represents and warrants to Buyer that he is the record and beneficial owner of the Shares, free and clear of any charges, liens, options, claims and encumbrances of any kind whatsoever (other than and subject to the legends, if any, upon tile certificate representing the Shares and laws and regulations restricting the transfer thereof); and that other than as provided in this Agreement, there are no agreements or commitments on the part of the Seller for the sale or other disposition of the Shares. Upon delivery of and payment for the Shares in accordance with this Agreement, good and marketable title and beneficial ownership thereto will be delivered to the Buyer free and clear of any liens, claims or encumbrances.

               3.2 (a) AUTHORITY. Seller has full power and authority to execute and perform this Agreement, to deliver the Shares hereunder, to perform his other obligations hereunder and to consummate the transactions contemplated hereby. All necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement, and the delivery of the Shares hereunder. This Agreement constitutes the legal valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

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               (b)  EXECUTION, DELIVERY AND PERFORMANCE.  The execution,
delivery and performance of this Agreement, does not, and will not, result in any violation of or be in conflict with or constitute a default under any term or provision of any judgement, decree, order, statute, injunction, rule or regulation applicable to the Seller, or any note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation to which Seller is bound.

          3.3 CONSENTS AND APPROVALS. All consents, waivers, orders, approvals and authorizations of, and declarations, designations, filings, registrations and qualifications with any court, governmental or regulatory authority, or any third party, necessary for the valid execution and delivery of this Agreement, have been, or prior to the purchase of the Shares, will be obtained by Seller.

     4.   REPRESENTATIONS OF BUYER.

          (a) Buyer represents that it has the full legal capacity and authority to enter into this Agreement and to purchase the Shares as contemplated hereunder.

          (b) Buyer represents and warrants to Seller that Buyer is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof Buyer confirms its understanding that the shares may be subject to certain restrictions, including that such Shares have not been registered or qualified under applicable securities laws.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


SELLER:                                PURCHASER: FOSSIL, INC.



/s/  FRANZ SCHEURL                     By:  /s/  RANDY S. KERCHO
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Franz Scheurl                          Title:  Chief Financial Officer



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